Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in:

•	the Registration Statements on Form S-3 (Nos. 333-152418; 333-155381; and 333-158663);

•

the Registration Statements on Form S-8 (Nos. 333-157085; 333-133566; 333-121513; 333-69849; 333-81810; 333-53664; 333-102043; 333-102852; 333-65209; 033-45279; 002-80406; 333-02875; 033-60695; and 333-58657);

•

and the Post-Effective Amendments on Form S-8 to Registration Statements on Form S-4 (Nos. 333-153771; 333-149204; 333-127124; 333-110924; 033-43125; 033-55145; 033-63351; 033-62069; 033-62208; 333-16189; 333-60553; and 333-40515)

of Bank of America Corporation of our report dated February 25, 2009, except with respect to our opinion on the Consolidated Financial Statements insofar as it relates to the effects of changes in segments discussed in Note 22, for which the date is May 27, 2009, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

Charlotte, North Carolina

May 27, 2009